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c:\my documents\vtl\10k\baltimore lease 2003.doc;43213.034;v
Last Saved: 5/14/2003 5:16 PM
                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT (this "Lease") is made as of the first day of May, 2003, between FSP GATEWAY CROSSING LIMITED PARTNERSHIP, a Massachusetts limited partnership ("Landlord"), and MANCHESTER TECHNOLOGIES, INC., a New York corporation ("Tenant").

I.       LEASED PREMISES

         A. Location of Leased Premises. Landlord leases to Tenant and Tenant leases from Landlord the "Leased Premises", containing, for all purposes of this Lease, ten thousand five hundred seventy-nine (10,579) square feet in Building A (the "Building") located at 7130 Columbia Gateway Drive, Columbia, Maryland 21046 in Gateway Crossing 95, an office/research and development complex located in Columbia Gateway Corporate Park in Columbia, Howard County, Maryland. The Building is located on Lot M-2 (the "Lot") in a project (the "Project") which is comprised of five (5) one-story research and development buildings. The Leased Premises are described more specifically in the attached Exhibit A. "Property", when used in this Lease, means all five (5) buildings comprising the Project, including the Building; the Lot and Lot H-7 upon which the buildings are situated; and all fixtures, equipment and other improvements in or upon such land and/or buildings, including sidewalks, areaways, parking areas, loading areas, gardens and lawns. See Rider No. 1 - Right of First Refusal.

         B. Construction of the Leased Premises. Attached hereto as "Exhibit B" and incorporated by reference herein is a copy of plans and specifications ("Plans and Specifications"), pursuant to which Landlord shall have the Leased Premises finished. Landlord shall contribute up to One Hundred Nineteen Thousand Five Hundred Forty-Two and 70/100 Dollars ($119,542.70) ($11.30 p.s.f.) toward the cost of such improvements ("Landlord's Contribution"). All charges and expenses incurred for work and material respecting the finishing of the Leased Premises which are in excess of Landlord's Contribution ("Tenant's Portion"), shall be deemed additional rent and shall be paid by Tenant contemporaneously with the execution of this Lease. The itemized charges comprising Landlord's Contribution and Tenant's Portion (other than those charges payable by Tenant which are attributable to change orders), are set forth on the Charge Sheet (the "Charge Sheet"), attached hereto and incorporated by reference herein as "Exhibit C". All charges and expenses incurred in connection with any change orders will be paid by Tenant at the time it executes such change order.

II.      LEASE TERM

         A. Lease Term. The Lease Term will be approximately sixty-six (66) months, beginning on the "Commencement Date", which shall be the date on which Landlord has substantially completed the work in the Leased Premises in accordance with Exhibit B and the Leased Premises may be legally occupied by Tenant, which date is estimated to be about sixty (60) days after execution of this Lease and issuance of a building permit, and terminating at 11:59 p.m. on the last day of the sixty-sixth (66th) full calendar month thereafter, unless the Lease Term is renewed or terminated earlier in accordance with this Lease, subject to the terms of Paragraph II.B. below. Unless specifically stated otherwise in this Lease, the term "Lease Term" means the original term of sixty-six (66) months and any and all renewal terms, whenever a renewal option has been exercised. See Rider No. 2 - Option to Renew.

         B. Possession. If for any reason, including construction delays, Landlord cannot deliver possession of the Leased Premises on the estimated Commencement Date, then this Lease will remain fully effective and Tenant may not cancel or rescind it so long as possession is delivered within thirty (30) days after the estimated Commencement Date. If Landlord does not deliver possession of the Leased Premises within thirty (30) days after the estimated Commencement Date, Tenant has the option of canceling this Lease by giving its written notice of cancellation to Landlord within five (5) days after the expiration of such 30-day period, in which event the Lease will be cancelled as of the date of such written notice, and neither Landlord nor Tenant will have any further liability to the other. Notwithstanding the foregoing, the 30-day period described in the preceding sentence will be extended as described in Paragraph X.N. below. In no event will Landlord be liable to Tenant for damages, if any, sustained by Tenant as a result of Landlord's delay in delivering possession of the Leased Premises. Landlord will be deemed to have delivered possession of the Leased Premises to Tenant on the date on which Landlord's construction, in accordance with Paragraph I.B. above, is substantially completed. If Landlord and Tenant disagree as to when Landlord's construction has been substantially completed, the decision of an architect mutually acceptable to Landlord and Tenant will be final and binding on both Landlord and Tenant. Landlord will use its reasonable efforts to give Tenant notice (which may be verbal) in advance of the date on which Landlord expects to deliver possession of the Leased Premises to Tenant.

                  If Landlord does not deliver possession of the Leased Premises on the estimated Commencement Date, then the date on which possession is given will be the date on which Tenant's liability for post-Commencement Date obligations under this Lease will begin and that date will become the Commencement Date. On the Commencement Date or such later date as Landlord may request, Tenant shall promptly enter into a supplementary written agreement (the "Lease Commencement Agreement") in substantially the form attached hereto as "Exhibit D," or in such other form as Landlord shall prescribe, thereby specifying the date as of which the Lease Term shall have begun, and as of which the Lease Term shall end.

         C. Lease Year. The term "Lease Year" means each consecutive period of twelve (12) successive calendar months during the Lease Term. Notwithstanding the foregoing, if the Rent Commencement Date (as defined below) does not occur on the first day of a month, the first Lease Year will include the twelve calendar months following the Rent Commencement Date as well as the period from the Commencement Date until the first day of the month following the Rent Commencement Date (i.e., the first Lease Year will be approximately eighteen months long) (for example, if the Commencement Date is March 20, 2003 and the Rent Commencement Date, therefore, is September 15, 2003, the first lease year would be March 20, 2003-September 30, 2004; thereafter the lease years would run from September 1 to August 31 of each successive twelve month period).

         D. Acceptance of Leased Premises. Upon delivery by Landlord to Tenant of the Leased Premises on the Commencement Date, Tenant will be deemed to have accepted the Leased Premises. However, Landlord will remain responsible for the completion of those "punchlist" items, if any, to which Landlord and Tenant have agreed in writing within fifteen (15) days after Landlord delivers possession of the Leased Premises.

         E. Landlord's Warranty. Landlord hereby agrees to and will assign to Tenant at the termination of Landlord's Warranty Period (as defined below), to the extent they are assignable, any and all written warranties and guarantees from Landlord's contractors, subcontractors and suppliers of any materials and labor to the tenant improvements as shown on Exhibit B for that portion, if any, of the Lease Term that such warranties and guarantees are in effect. With respect to construction of such tenant improvements, Landlord hereby warrants ("Landlord's Warranty") to Tenant that Landlord will be responsible for a period ("Landlord's Warranty Period") of six (6) months from the Commencement Date (the "Warranty Date") with respect to latent defects, and three (3) months from the Warranty Date for all other defects, to repair or to have repaired all defects in such construction, to the extent such defects are not caused by the negligence of Tenant or any of its agents, servants, employees or contractors (in which event such defects will be repaired by Landlord at Tenant's sole cost). To the extent that Landlord is obligated to make repairs pursuant to Landlord's Warranty, Tenant will be relieved during Landlord's Warranty Period of the obligations imposed upon it pursuant to this Lease to make or pay for such repairs to the tenant improvements. Tenant agrees to and will give Landlord prompt notice of the need for any such repairs.

III. RENT AND FINANCIAL MATTERS

         A. Security Deposit and Advance Rent. (i) Tenant shall deposit with Landlord at the time of execution of this Lease a "Security Deposit" of Ten Thousand Five Hundred Seventy-Nine Dollars ($10,579.00). The Security Deposit shall be paid by Tenant to guarantee performance of its covenants in this Lease. Landlord's receipt of the Security Deposit shall be confirmed by Landlord in the Lease Commencement Agreement, and the Security Deposit shall not be deemed to have been paid by Tenant unless and until Landlord's receipt thereof is so confirmed. To the extent the Security Deposit has not been applied pursuant to the terms of this Lease, it will be returned to Tenant following the termination of this Lease. In addition to any and all other remedies available to Landlord under this Lease, the Security Deposit may be used at any time by Landlord to cure or compensate Landlord for any breaches of the Lease by Tenant. To the extent Landlord makes any such use of the Security Deposit, Tenant will immediately replenish it to its original amount. Landlord is not required to put the Security Deposit into escrow or pay or accrue any interest on it. The Security Deposit may not be used or applied by Tenant in lieu of Basic Annual Rent.

         (ii) Tenant, contemporaneously with Tenant's execution of this Lease, shall deposit with Landlord the sum of Ten Thousand Five Hundred Seventy-Nine Dollars ($10,579.00) as advance rent (the "Advance Rent"). Landlord shall hold the Advance Rent as advance rent and security hereunder and Landlord shall be entitled to retain same, without limitation of any of its other remedies hereunder, for any defaults of this Lease by Tenant occurring prior to the Rent Commencement Date (as defined below) of this Lease. If no such defaults have occurred by such date, the Advance Rent shall be applied by Landlord against the first installments of Basic Annual Rent payable by Tenant hereunder.

         B. Rental Payments. Commencing on the date which is one hundred seventy-nine (179) days after the Commencement Date (the "Rent Commencement Date"), it being understood and agreed that Tenant will have and enjoy the Leased Premises from the Commencement Date until the Rent Commencement Date (the "Free Rent Period") without the obligation to pay Basic Annual Rent, Tenant shall pay to Landlord during the Lease Term "Basic Annual Rent" as set forth below:

                                     Basic Annual     Monthly
          Lease Year                    Rent          Installment     Per Square Foot
------------------------------- ------------------------------------------------------

      1 (first 180 days)
                                      (abated)         ------            $12.00
------------------------------- ------------------------------------------------------

  1 (balance of first lease         $126,948.00       $10,579.00         $12.00
            year)
------------------------------- ------------------------------------------------------

              2                     $130,756.44       $10,896.37         $12.36
------------------------------- ------------------------------------------------------

              3                     $134,670.72       $11,222.56         $12.73
------------------------------- ------------------------------------------------------

              4                     $138,690.72       $11,557.56         $13.11
------------------------------- ------------------------------------------------------

              5                     $142,922.28       $11,910.19         $13.51
------------------------------- ------------------------------------------------------

Basic Annual Rent shall be payable in equal monthly installments as set forth above, without any deductions or set-offs, and without demand, in advance on the twenty-fifth day of each and every month preceding the month for which payment is applicable (e.g., April's rent is due on or before March 25) or, if Tenant elects to pay its rent by electronic transfer of funds to Landlord's designated account, payment shall be due as aforesaid on the first day of the applicable month; provided, however, that if the Rent Commencement Date shall occur on a day other than the first day of a month, Tenant shall pay on the Rent Commencement Date for the fractional part of such month, a prorated amount of one month's rent. Although Tenant has been given the Leased Premises free of the obligation to pay Basic Annual Rent during the Free Rent Period, Tenant shall otherwise observe, perform and obey all other obligations on its part to observe, perform and obey during such Free Rent Period, including by way of example, the payment of all sums deemed Additional Rent.

     All payments or installments of any rent hereunder, other than Basic Annual Rent, and all sums whatsoever due under this Lease (including attorneys' fees and, in the event of Tenant's bankruptcy, the unamortized portion of Landlord's Contribution, which amortization shall be determined on a straight line basis over 60 months at 11% interest) shall be deemed "Additional Rent" and shall be paid to Landlord at the address designated for notice to Landlord herein, or as otherwise designated by Landlord. If any Basic Annual Rent or Additional Rent (herein, collectively, the "Rent") is not paid within ten days of when due, Tenant shall pay a late charge equal to five percent (5%) of the arrearage. In addition, the arrearage shall bear interest calculated at the rate of twelve percent (12%) per annum for each day such sum is in arrears in consideration of Landlord's additional expense caused by such failure to pay. Such late charges shall be payable simultaneously with the arrearage payment, without demand. Time is of the essence with respect to Tenant's monetary obligations in this Lease. Unless otherwise stated, any such Additional Rent shall be due within thirty
(30) days after the Landlord has submitted a written statement to Tenant showing the amount due, and Tenant's obligation to pay any such Additional Rent shall survive the termination of this Lease.

     In the event of a default by Tenant under this Lease, the entire amount of Basic Annual Rent which has been abated during the Free Rent Period shall be immediately due and payable to Landlord, in addition to any other rights and remedies of Landlord as a result of such default.

         C. Rent Adjustments.

     1. Definitions. For purposes of this Lease, the following meanings or definitions will apply.

     (a) The "Rentable Area of the Project" is conclusively deemed to be 188,496 square feet, the total combined square footage of the five buildings comprising the Project and the "Rentable Area of the Building" is conclusively deemed to be forty-six thousand eight hundred forty (46,840) square feet. The "Rentable Area of the Leased Premises" is conclusively deemed to be ten thousand five hundred seventy-nine (10,579) square feet. Therefore, "Tenant's Portion" of those expenses payable in accordance with Paragraph III.C.2. is five and sixty-one one hundredths percent (5.61%) (10,579/188,496), computed on the basis of the ratio of the Rentable Area of the Leased Premises to the Rentable Area of the Project or twenty-two and fifty-nine one hundredths percent (22.59%) (10,579/46,840) as to those of such costs which are applicable only to the Building.

     (b) The term "Common Area Expenses" means all expenses paid or incurred by Landlord in connection with Landlord's management of the Property and the maintenance, operation and repair of the common areas of the Property, including, but not limited to, (i) keeping the driveways, parking areas, sidewalks and steps free and clear of ice, snow and debris; (ii) maintaining all grass and landscaping on the Property; (iii) maintaining the common areas of the buildings of the Project (including the Building), including the utility rooms and security systems, if any, and repair of normal wear and tear of the roof and caulking; (iv) trash removal from dumpsters on the Property, if any; (v) paving the driveways and parking areas; (vi) monitoring, repairing and payment of all common utilities, including water, sewerage, unmetered or metered sprinkler and exterior electrical utilities on the Property; (vii) the cost of all capital improvements to the Project, amortized over the useful life of such improvements as determined in accordance with generally accepted accounting principles, together with the interest on the unamortized balance at a fluctuating annual rate that is at all times equal to 1-1/2% over the prime interest rate as determined from time to time by Citibank, N.A.; (viii) management fees not to exceed 3.5% of gross rents; (ix) the cost of maintaining Insurance, as defined below; and, (x) the HVAC Expense. "Common Area Expenses" does not include the costs of work Landlord performs for, and/or at the expense of, any particular tenant (including Tenant), which costs will be billed directly to Tenant or such other tenant, as the case may be. Notwithstanding the foregoing, Landlord will be allowed reasonably to allocate the costs of trash removal based on actual use of such service.

     (c) The term "Taxes" means any present or future federal, state, municipal, local and/or any other taxes (including gross receipts or business license taxes), assessments, levies, benefit charges and/or other governmental and/or private impositions (including any business park charges), imposed, levied, assessed and/or attributable directly or indirectly to the Property or any portion of the Property or upon the Rent due and payable under this Lease, whether now customary or within the contemplation of Landlord and Tenant and whether extraordinary or ordinary, general or special, foreseen or unforeseen, or similar or dissimilar to any of the foregoing. The term "Taxes" does not include any inheritance, estate, succession, income, profits or franchise tax. If, however, at any time during the Lease Term the method of taxation prevailing on the Commencement Date is altered or eliminated so that one or more of the items listed in the first sentence of this subparagraph C.1(c) is replaced by a levy, assessment or imposition, wholly or partly as a capital levy, or otherwise, on the rents or income received from the Property (provided the tax on such income is not a tax levied on taxable income generally) wholly or partly in place of an imposition on, a substitute for, or an increase of, taxes in the nature of real estate taxes issued against the Property, the charge to Landlord resulting from such altered or replacement method of taxation will be deemed to be within the definition of "Taxes". All reasonable expenses incurred by Landlord (including attorneys' fees and court costs) in contesting any increase in Taxes or any increase in the assessment of the Property will be included as an item of Taxes for the purpose of computing Additional Rent due under this Lease.

     (d) The term "Insurance" means the cost of all insurance of whatsoever nature kept or caused to be kept in force by Landlord to protect itself and/or its mortgagee(s). "Insurance" includes, but is not limited to, coverage for physical damage to owned or leased property, loss of rents insurance, primary and umbrella or excess liability insurance, boiler and machinery insurance and workers compensation insurance.

     (e) The term "HVAC Expense" means all expenses incurred by Landlord in maintaining service contracts on the heating, ventilation and air conditioning systems servicing the Project ("HVAC System").

     2. Rent Adjustment. Tenant agrees to pay to Landlord, in each year of the Lease Term, Tenant's Portion of Common Area Expenses and Taxes (collectively, the "Expenses"). Until the actual amount of the Expenses are determined by Landlord, Tenant agrees to pay to Landlord, as Additional Rent, with and at the same time as the monthly payments of Basic Annual Rent, the following amounts:

     (a) One Thousand Five Hundred Eighty-Six Dollars and Eighty-Five Cents ($1,586.85) per month as one-twelfth of Tenant's estimated Portion of Common Area Expenses (calculated on the basis of $1.80 per square foot); and

     (b) One Thousand Four Hundred Fifty-Four Dollars and Sixty-One Cents ($1,454.61) per month as one-twelfth of Tenant's estimated Portion of Taxes (calculated on the basis of $1.65 per square foot).

     At any time during a Lease Year, Landlord may revise its estimate of the Expenses and adjust Tenant's monthly installments to reflect the revised estimates. Landlord will give Tenant prior written notice of the revised estimates and the amount by which Tenant's monthly installments will be adjusted, and Tenant will pay the adjusted installments with each payment of the Rent, beginning with the first payment of the Basic Annual Rent to come due after Tenant's receipt of such notice.

     Landlord will deliver to Tenant within one hundred twenty (120) days (or such longer time as is reasonable under the circumstances) after the end of each accounting period for the applicable Expenses, a statement for such accounting period (the "Statement"), showing, in reasonable detail, Tenant's Portion of such Expenses. Tenant will pay Landlord, within thirty (30) days of the receipt of the Statement, such amounts as may be necessary to adjust Tenant's payments of the estimated Expenses for such preceding period so that such payments will equal the actual amount of the Expenses for such period. If the actual amount of Tenant's Portion of the Expenses is less than the amounts paid by Tenant as installments of its Portion of the Expenses (including, for example, any amounts received as a result of a tax refund), then Landlord will credit Tenant's account by the amount of the excess toward the next payments of Additional Rent coming due after such determination, or, if at the end of the Lease Term, refund to Tenant the amount of the excess. Unless Tenant gives Landlord written notice of its exception to any Statement for such preceding Operating Year within thirty (30) days after delivery thereof, the same shall be conclusive and binding on Tenant; provided, however, that in the event that Tenant shall give Landlord written notice of its exception to such Statement within such thirty
(30) day period, Tenant shall nevertheless be obligated to pay the additional rent.

     Failure of Landlord to provide any Statement within the time prescribed will not relieve Tenant of its obligations under this Paragraph III.C.2., if same is delivered within thirty (30) days after request from Tenant therefor.

     3. Tax Adjustment. Tenant acknowledges that Landlord must pay the Taxes for an entire tax year (i.e., July 1 - June 30) in advance. Therefore, within thirty
(30) days after the Commencement Date, Tenant shall pay to Landlord a sum equal to Tenant's Portion of the pre-paid Taxes paid by Landlord for the tax year in which the Commencement Date occurs (the "Commencement Tax Year"), pro-rated from the Commencement Date to the end of the Commencement Tax Year. During the tax year immediately following the Commencement Tax Year (the "Second Tax Year"), Tenant shall reimburse Landlord, upon receipt of an invoice therefor, for Tenant's Portion of any pre-paid Taxes paid by Landlord with respect to the Second Tax Year, after subtracting therefrom the amount of any estimated payments made by Tenant pursuant to Section III.C.2(b) above with respect to such Second Tax Year. Thereafter, Tenant's estimated monthly amount of Tenant's Portion of Taxes as set forth in Section III.C.2(b) above shall be adjusted to reflect its Portion of such actual Taxes, which monthly amounts shall be applied to the tax years immediately following the Second Tax Year and succeeding tax years, subject to further adjustment. Following termination of the Lease Term by passage of time or for any reason other than Tenant's default of this Lease (the "Termination Date"), Tenant shall be reimbursed by Landlord to the extent of any Portion of Taxes which it has pre-paid as of such Termination Date for the period beyond such Termination Date.

     4. Summary of Payments. The following is a list of the various payments and installments of Basic Annual Rent and Additional Rent under this Lease pursuant to this Section 5 as of the Commencement Date. Some of these amounts will change during the Lease Term.


                                              Monthly        Annual s.f.
                                            Installments        Amount
                                            ------------        ------
Basic Annual Rent:

  Months 7-12 of Lease Term                 $10,579.00        $  12.00

Common Area Expenses (estimate)             $ 1,586.85        $   1.80

Taxes (estimate)                            $ 1,454.61        $   1.65
                                              --------        --------

TOTAL                                       $13,620.46        $  15.45

     5. Utilities. (a) Although certain utilities on the Property are commonly metered and the costs of those utilities are included within the Common Area Expenses described above, if Tenant's use is other than for normal office use and/or disproportionate to other office tenants of the Project, then Landlord and Tenant each have the right, at Tenant's sole cost and expense, to have a separate meter installed upon the Leased Premises. If a separate meter is installed upon the Leased Premises, Tenant will pay to the utility company (or, at Landlord's request, to Landlord) all charges for the Leased Premises on the basis of such meter readings.

     (b) To the extent utilities are not commonly metered, Tenant agrees to pay promptly to the appropriate supplier all charges for water, gas, steam, electricity or other power source, telephone and all other utility and communication services used and/or supplied in connection with Tenant's use of the Leased Premises.

IV.      CONDITIONS OF TENANT'S OCCUPANCY AND POSSESSION

     A. Use Restrictions and Rules. Tenant agrees to use the Leased Premises only for general office use and ancillary storage of goods and materials used in connection with Tenant's business, and for no other purpose. In addition, Tenant agrees to be bound by all laws, requirements, rules, orders, ordinances, zoning and restrictive covenants applicable to the Property, whether in force on or after the Commencement Date, and by the Rules and Regulations as announced by Landlord from time to time, including those set forth in Exhibit E (collectively, the "Restrictions"). In particular, the Restrictions include (but are not limited to) certain covenants and restrictions, referred to as the General Restrictions and the Special Restrictions, to which the Property is subject and of which copies have been provided to Tenant by Landlord (collectively, the "HRD Restrictions"). Tenant acknowledges receipt of the HRD Restrictions and that it is cognizant of the terms and provisions of the HRD Restrictions and agrees to be bound by them. Landlord and Tenant agree that The Howard Research and Development Corporation and its successors are third party beneficiaries to this Paragraph IV.A. and may remedy any violation of the HRD Restrictions occasioned by Tenant's use and occupancy of the Leased Premises, in the manner and to the extent provided in the HRD Restrictions, including, but not limited to, bringing suit, at law or in equity, directly against Tenant. Landlord represents that office use is a permitted use under applicable zoning laws.

     B. Improvements by Tenant. After completion of the work to be performed by Landlord in accordance with the plans and specifications listed in Exhibit B, Tenant will not make any further improvements, alterations, or additions to the Leased Premises (collectively, the "Work") unless (1) it receives Landlord's prior written consent, which will not be unreasonably withheld; (2) the Work is performed only by licensed and bonded contractors approved in advance by Landlord; (3) the Work is carried out pursuant to properly documented drawings approved in advance by Landlord and pursuant to all necessary permits or governmental and/or other approvals, the responsibility and cost of obtaining which will be borne solely by Tenant; (4) Tenant pays all costs of such Work; and (5) the quiet enjoyment of other tenants in the Building is not disturbed. Notwithstanding the foregoing, Tenant, without Landlord's prior written consent, may make non-structural changes to the Leased Premises, so long as the total cost of such Work, in the aggregate, does not exceed $20,000, and such Work does not affect the mechanical, electrical, or plumbing systems or the roof of the Leased Premises or Building, and Tenant otherwise complies with the terms of this Section. If Tenant elects to use a contractor other than Landlord or its representative, then the Work performed by such contractor will be under the general supervision of Landlord, and Tenant will pay Landlord a reasonable supervisory fee, not to exceed five percent (5%) of the costs of such improvements.

     With the exception of movable trade fixtures and furniture, all alterations, additions and improvements made by, or on behalf of, Tenant are hereby deemed the property of Landlord and will remain a part of the Leased
Premises upon this Lease's termination. Landlord, however, may request in writing, at the time it approves such Work, that Tenant remove any or all of such Work no later than the termination date of this Lease. In response to Landlord's request, Tenant promptly will perform such removal and restore the Leased Premises to their original condition, all at Tenant's sole cost.

         C. Maintenance.

     1. Subject to Landlord's Warranty, Tenant will, at its sole cost, keep the Leased Premises in good condition and repair and will permit no damage to the Leased Premises or the fixtures, improvements, equipment and appurtenances in and to the Leased Premises. Tenant's responsibility under this Paragraph IV.C.1. will include, but will not be limited to, maintenance and repair of all interior and exterior windows and doors, hardware, locks, light fixtures, pipes, plumbing, electrical and sewer connections.

     2. As a Common Area Expense, Landlord will maintain the exterior walls (excluding the windows and doors), downspouts and roof of the Leased Premises, as long as such maintenance is not required because of the acts or omissions of Tenant or its representatives, agents, employees or visitors, in which event such maintenance will be done by Landlord at Tenant's sole cost.

     3. Tenant will not commit or suffer any waste of the Leased Premises. Landlord or Landlord's representatives may enter the Leased Premises at any reasonable time, after reasonable prior notice (which may be verbal) to verify Tenant's compliance with this Lease.

     4. Landlord represents that the HVAC System will be in good operating order as of the Commencement Date. Landlord will secure and maintain a limited parts and labor service contract on the HVAC System in the Leased Premises, the cost of which will be paid by Tenant as the HVAC Expense as set forth above. Landlord will make all necessary repairs or replacements to the HVAC System which are not covered under such service contract (a copy of which was previously delivered to
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Tenant). All costs incurred which are not covered by such service contract shall be paid for by Tenant except for the cost of replacing or making any repairs of a capital nature to the compressor or heat exchanger (the "Shared Expenses"), the cost of which shall be shared between Tenant and Landlord as described below. Tenant will pay that percentage of the cost of any Shared Expenses which is equal to the ratio by which the length of the remaining years of Tenant's Lease Term (without taking into consideration any cancellation options not yet exercised by Tenant) bears to the useful life of such repair or replacement, as
determined  in  accordance  with  generally  accepted   accounting   principles;
provided, however, in no event may such percentage be greater than 100%. In the event that any renewal option is exercised by Tenant, then the length of such renewal term shall be included for purposes of calculating the remaining years of Tenant's Lease Term. Notwithstanding the foregoing, any maintenance or repair to the HVAC System in the Leased Premises which is required as a result of any acts or omissions of Tenant, or Tenant's agents, employees or visitors, or as a result of Tenant's use of such HVAC System in excess of the customary use of 12 hours per day, six days per week, will be made by Landlord at Tenant's sole cost and expense.

     5. At the expiration or termination of this Lease, (a) Tenant will leave the Leased Premises clean and at least in the same good condition (reasonable wear and tear excepted) as when the Lease Term began, and (b) Tenant will remove all of its personal property and possessions from the Leased Premises except to the extent provided by Paragraph IV.B. above. Any items of Tenant's personalty remaining in the Leased Premises after the termination of the Lease shall be deemed abandoned by Tenant and become the sole property of Landlord. Notwithstanding the foregoing, any costs incurred by Landlord in storing and/or disposing of such abandoned property shall remain the sole obligation of Tenant, which obligation shall survive the termination of this Lease.

     D. Conduct on Leased Premises. Tenant will neither do, nor permit anyone else to do, anything on the Leased Premises which might or would (1) interfere with the good order of the Property; (2) interfere with the rights of other tenants of the Property; (3) increase any insurance rates charged Landlord with respect to the Property; or (4) conflict with or invalidate any insurance policy maintained by Landlord for the Property. If the insurance premiums of Landlord are increased due to Tenant's use or occupancy of the Leased Premises, then the amount of such increase will be paid by Tenant to Landlord as Additional Rent as it becomes due, and Landlord will have the same right to collect such amount as Landlord has under this Lease to collect Additional Rent.

     E. Insurance. Tenant will purchase at its sole cost, from an insurance company licensed to do business in the State of Maryland and approved by Landlord, a policy of public liability insurance covering the Leased Premises and the business conducted by Tenant there. The policy will be kept in force during the entire Lease Term. The policy will have minimum limits of liability of (1) $1,000,000 for injuries to or death of any one or more persons with respect to any one occurrence and (2) $3,000,000 with respect to the general aggregate limit of liability. The policy must name Landlord and FSP Property Mgmt. LLC and Manekin, LLC as additional insureds, and must contain an agreement by the insurer not to cancel or change the insurance without first giving Landlord thirty (30) days' prior written notice. Tenant will furnish Landlord

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with a certificate of insurance no later than the Commencement Date and on the date of each policy renewal.

     Landlord and Tenant hereby mutually waive all claims for recovery from the other for any loss or damage to any of Landlord's or Tenant's property insured under valid and collectible insurance policies to the extent of any recovery for loss insured under those policies. The parties agree that a mutual subrogation clause will be included in each insurance policy setting forth that the insurance will not be invalidated in the event that the insured waives in writing, before any loss, any or all right of recovery against the other party for any insured loss.

     F. Liens. Tenant will not do anything, or permit anything to be done, which subjects all or any part of the Leased Premises or Tenant's interest in it to any lien or encumbrance. This includes, but is not limited to, mechanics' or materialmen's liens. If any such lien is filed purporting to be for work or material furnished to Tenant, then Tenant must have such lien discharged or bonded within ten (10) days of its filing.

         G. Environmental Assurances.

                  1. Covenants . Tenant covenants with Landlord:

     (a) that it shall not Generate Hazardous Substances at, to or from the Leased Premises unless the same is specifically approved in advance by Landlord in writing;

     (b) to comply with all obligations imposed by applicable law, and regulations promulgated thereunder, and all other restrictions and regulations upon the Generation of Hazardous Substances (whether or not at, to or from the Leased Premises);

     (c) to deliver promptly to Landlord true and complete copies of all notices received by Tenant from any governmental authority with respect to the Generation by Tenant of Hazardous Substances (whether or not at, to or from the Leased Premises);

     (d) to complete fully, truthfully and promptly any questionnaires sent by Landlord with respect to Tenant's use of the Leased Premises and Generation of Hazardous Substances;

     (e) to permit entry onto the Leased Premises by Landlord or Landlord's representatives at any reasonable time (i.e. during customary business hours for offices in the vicinity) upon reasonable prior notice (which may be verbal) to verify and monitor Tenant's compliance with its representations, warranties and covenants set forth in this Paragraph; and

     (f) to pay to Landlord, as Additional Rent, the costs incurred by Landlord hereunder, including the costs of such monitoring and verification.

     2. Tenant's Indemnification. Tenant agrees to indemnify and defend Landlord, and its managers and agents (with legal counsel reasonably acceptable to Landlord) from and against any costs, fees or expenses (including, without limitation, environmental assessment, investigation and environmental remediation expenses, third party claims and environmental impairment expenses and reasonable attorneys' fees and expenses) incurred by Landlord or its managers and agents, as the case may be, in connection with Tenant's Generation of Hazardous Substances at, to or from the Leased Premises or in connection with Tenant's failure to comply with its representations, warranties and covenants set forth in this Section. This indemnification by Tenant will remain in effect after the termination or expiration of this Lease.

     3. Landlord's Indemnification. Landlord agrees to indemnify and defend Tenant (with legal counsel reasonably acceptable to Tenant) from and against any costs, fees or expenses (including, without limitation, cleanup expenses, third party claims and environmental impairment expenses and reasonable attorneys' fees and expenses) incurred by Tenant solely in connection with Landlord's Generation of Hazardous Substances at the Leased Premises. This indemnification by Landlord shall survive termination or expiration of this Lease.

     4. Definitions. The term "Hazardous Substance" means (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. ss. 6901 et seq.), as amended from time to time, and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. ss. 9601 et seq.), as amended from time to time, and regulations promulgated thereunder; (c) any "oil," as defined by the Maryland Environment Code Ann. ss. 4-401(g), as amended from time to time, and regulations promulgated thereunder; (d) any "controlled hazardous substance" or "hazardous substance" as defined by the Maryland Environment Code Ann., ss. 7-201, as amended from time to time, and regulations promulgated thereunder; (e) any "infectious waste" as defined by the Maryland Environment Code Ann. ss. 9-227, as amended from time to time, and regulations promulgated thereunder; (f) any substance the presence of which on the Property is prohibited, regulated or restricted by any local law or regulation or any other law or regulation similar to those set forth in this definition; and (g) any other substance which by law or regulation requires special handling in its Generation. The term "To Generate" means to use, collect, generate, store, transport, treat, release or dispose of.

V.       LANDLORD'S RIGHTS AND RESPONSIBILITIES

     A. Access. Landlord or its authorized agent or representative (e.g., a mortgagee, deed of trust holder, etc.) will have the right to enter and examine the Leased Premises at any reasonable hour (i.e. during customary business hours for offices in the vicinity) upon prior notice (which may be verbal or written), or at any time (and without notice) in the event of an emergency, including, but not limited to, showing the leased premises to prospective tenants during the last six (6) months of the Lease Term.

     B. Building Repairs. Landlord may, but will not be obligated to, make such repairs, alterations or improvements as it or its authorized representatives deem necessary for the safety or preservation of the Building or for any other reasonable purpose. The Rent will not abate while Landlord is exercising any of its rights under this Paragraph V.B. Notwithstanding the foregoing, if any utility service is suspended or interrupted for more than five (5) consecutive business days due to Landlord's negligence or misconduct, and the Leased
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Premises or any material  portion  thereof is rendered  untenantable as a result thereof (as determined by Tenant in Tenant's reasonable discretion) and Tenant in fact ceases operation to such extent within the Leased Premises or such material portion thereof, then commencing on the sixth (6th) consecutive day and continuing until the earlier to occur of the restoration of the suspended or interrupted utility or service, or the date Tenant recommences the use of the Leased Premises (or the affected portion thereof), Tenant's Rent shall be abated in proportion to the square footage of the untenantable portion of the Leased Premises as Tenant's sole remedy for such interruption of service.

     C. Performance of Tenant's Responsibilities by Landlord. If Tenant fails to perform or otherwise comply with any covenant or term in this Lease, then Landlord may perform the obligation for Tenant at any time after ten (10) days following Landlord's giving Tenant written notice of such failure. Any performance by Landlord under this Paragraph V.C. will be solely at the option of Landlord, and Landlord's cost will be charged to Tenant. Tenant will pay Landlord all costs (plus interest at a rate of two (2) percentage points above the prime rate as announced by Citibank, N.A. from time to time) incurred by Landlord in performing Tenant's obligations. Such payment by Tenant will be made within ten (10) days of Landlord's delivery to Tenant of a statement for such costs. Landlord's rights provided in this Paragraph V.C. are in addition to any other right Landlord has under this Lease.

     D. Loss, Damage, Injury. Landlord will not be liable or responsible to Tenant, or to any other person or entity, for any damage, injury, destruction or death due to or arising out of any cause whatsoever other than Landlord's willful misconduct or negligence. This limitation of liability will remain in effect after the expiration or termination of this Lease.

     E. Mutual Indemnity. Landlord and Tenant agree that each will indemnify and hold harmless the other (and its managers and agents) for all losses, damages, liabilities, costs, payments, expenses and fines incurred by one party, or its managers or agents (the "Indemnitee") as a result of any claim or action (whether or not such claim or action proceeds to final judgment) brought or threatened for any of the following acts or omissions of the other party (the "Indemnitor"), and/or of the Indemnitor's servants, employees, agents, licensees or invitees: (1) any breach, violation and/or nonperformance of any covenant or provision of this Lease applicable to such party and/or (2) negligence or any willful misconduct of such party. This indemnification will remain in effect after the termination or expiration of this Lease.

VI.      DAMAGE AND DESTRUCTION

     If during the Lease Term, the Leased Premises or the Building becomes damaged or destroyed in whole or in part by fire, other casualty or any other cause (except condemnation), Tenant will immediately notify Landlord of such event. This Lease will remain in full force and effect, except that the Rent will be abated proportionately to the extent and for the period that all or a portion of the Leased Premises are rendered untenantable.

     If Landlord determines, in its sole discretion, that the damage or destruction to the Leased Premises and/or to the Building is so extensive that repair or restoration is uneconomical, or if Landlord otherwise decides not to repair or restore the Building, either of which determinations shall be made within sixty (60) days of the date that such casualty occurred, then this Lease will terminate on the first day after Landlord gives Tenant written notice of such termination. The Rent then will be adjusted and paid to the date of the damage or destruction. Tenant will immediately vacate and surrender the Leased Premises upon such termination. Tenant, however, will not be released from liability for any damage caused by Tenant or its agents or employees, or released from responsibility for any of its obligations under this Lease for the period before such termination.

     If Landlord decides to repair or restore the Leased Premises and/or the Building, it will do so with reasonable speed, subject to reasonable delays for:
(a) adjusting losses under insurance policies; (b) labor troubles; or (c) any other cause beyond Landlord's reasonable control. Notwithstanding the provisions of this Section, within sixty (60) days after the date of material destruction of the Leased Premises, Landlord shall obtain from Landlord's architect or contractor an estimate of the time which will be required to repair the Leased Premises. Landlord shall promptly communicate said estimate to Tenant. In the event that said estimate of time exceeds one hundred fifty (150) days from the date of such destruction, then Tenant shall have the right, within ten (10) days after receipt of said estimate, to terminate this Lease without any further liability or obligation on the part of the parties hereto for obligations thereafter accruing, provided that Tenant shall give written notice to Landlord within said ten (10) days and shall not be in breach or default of any covenant or condition by which Tenant is obligated under this Lease. Landlord will cooperate with Tenant, to the extent space is available within the Property, temporarily relocate Tenant, at Tenant's expense, during any construction period during which Tenant is unable to use the Leased Premises.

VII. CONDEMNATION

     This Lease will terminate upon: (i) a taking or condemnation of the entire Leased Premises for public purposes (i.e. the date of the actual taking); (ii) a partial taking which prevents the Tenant from being reasonably able to use the remainder of the Leased Premises for the purposes intended by this Lease, as determined in good faith by Tenant; or (iii) upon Landlord's conveyance or lease of the Building to any condemning authority in settlement of a threat of condemnation or taking. The Rent will be adjusted to the date of termination due to such taking, leasing or conveyance.

     In the event of a partial taking for which this Lease is not terminated, the Rent will abate in an amount which, in the reasonable judgment of Landlord and Tenant, is proportionate to the area of the Leased Premises (or parking area available to Tenant and other tenants) so taken, leased or conveyed. Tenant, however, will not have any claim against Landlord, nor any claim for any award from the condemning authority arising out of any such taking, lease, conveyance or condemnation action nor in any way arising out of its leasehold interest in the Leased Premises, but will have the right to pursue a separate claim against the condemning authority for its own loss of business and moving expenses.

VIII. HOLDING OVER

     This Lease is for a specific Lease Term. If Tenant, without Landlord's specific written consent, continues its possession of the Leased Premises after the termination date of this Lease, then all of the following conditions will apply: (i) Tenant will occupy the Leased Premises as a month to month tenant on the terms of this Lease, except that its occupancy will be at 150% of the Rent payable during the last year of the Lease Term and will be subject to termination on thirty (30) days' prior written notice from Landlord; (ii) Tenant will be liable to Landlord for any damages suffered by Landlord due to such holding over, including the loss of financial benefits from another potential tenant occupying the Leased Premises; and (iii) Tenant will indemnify Landlord for any losses or expenses (including reasonable attorneys' fees) incurred by Landlord in connection with claims or litigation (e.g., due to a delayed commencement date for a new tenant) arising because Tenant held over.

IX.      DEFAULT

     A. Events of Default. Each of the following constitutes a material breach and a default by Tenant under this Lease, entitling Landlord to all remedies set forth below or existing at law or in equity:

     1. Any of the following legal actions filed by or against Tenant and not bonded or discharged within thirty (30) days of the date of filing: (a) a petition under the Federal Bankruptcy Code (as now or later amended or supplemented) or for reorganization, arrangement or other rehabilitation within the meaning of the Federal Bankruptcy Code; or (b) any action or proceeding for the dissolution or liquidation of Tenant, or for the appointment of a receiver or trustee of the property of Tenant.

     2. Tenant's suspension of business for more than ten (10) consecutive days, or any action by Tenant amounting to a business failure.

     3. Tenant's making an assignment for the benefit of creditors.

     4. The filing of a tax lien against any property of Tenant.

     5. Tenant's causing or permitting the Leased Premises to be vacant, or its abandoning or ceasing to do business (for the purpose specified in this Lease) actively in the Leased Premises for a period in excess of five (5) days.

     6. Tenant's failure to pay Rent or all or any part of any other sum (including late charges) required by this Lease within ten (10) days after Landlord has given Tenant notice that such payment is due, provided, however, that no notice shall be required to be given to Tenant, and Tenant shall be in immediate default if such payments are not made on the due date, if Landlord has given such notice to Tenant two (2) times in the preceding twelve months.

     7. Tenant's failure to perform any other term, covenant or condition required by this Lease and failure to cure within fifteen (15) days after Landlord has given Tenant written notice of such failure, unless such cure reasonably requires a longer period of time and Tenant commences such cure within such fifteen (15) day period and thereafter prosecutes such cure to completion.

For purposes of subparagraphs 1, 2, 3 and 4 of this Paragraph IX.A., the term "Tenant" will include any guarantor of Tenant's obligations under this Lease.

     B. Effect of Default. Landlord's rights and remedies under this Lease will be cumulative. None will exclude any other right or remedy available at any time under this Lease or under any law.

     Even if Landlord does not seek Tenant's strict performance of any provision of this Lease, or does not exercise any right it has, Landlord will not be construed as waiving its right to strictly enforce Tenant's performance in the future. Similarly, if Landlord receives Rent with knowledge of Tenant's breach of this Lease, then Landlord will not be construed as having waived such breach.

     There will be no waiver by Landlord of any Lease provision unless expressed in writing and signed by Landlord.

     C. Termination of Lease and Possession of Leased Premises. Upon any default set forth in Paragraph IX.A. above, Landlord may then, or at any later time, without further notice to Tenant, terminate this Lease and Tenant's right to possess the Leased Premises. Landlord may then (with formal court action) take possession of the Leased Premises and remove Tenant or any other occupant, and any property, without relinquishing any other rights Landlord may have against Tenant.

     D. Damages. In the event of any Tenant default set forth in Paragraph IX.A. above, Landlord will be entitled to receive from Tenant as damages, upon demand, all expenses which Landlord incurs as a result of such breach. These damages include, but are not limited to, the expenses (such as real estate brokerage commissions and retrofit costs) of rerenting the Leased Premises, together with court costs and actual attorneys' fees (and their actual expenses) incurred at the standard hourly rates for such attorneys (but in no event will such fees and expenses be less than fifteen percent (15%) of all of Landlord's expenses and damages relating to such breach). In addition to the damages set forth in the preceding sentences of this Paragraph IX.D., if Landlord terminates this Lease as set forth in Paragraph IX.C. above, Landlord will also be entitled to either:

                  1. Liquidated damages equal to the aggregate amount of Basic Annual Rent and Additional Rent (computed on the basis of the Additional Rent due during the preceding 12 months or, if the Lease Term has been less than a total of 12 months, an annualized amount) due pursuant to this Lease for the unexpired portion of the Lease Term from the date of termination. The amount of such aggregate Rent will be discounted at the discount rate of the Federal Reserve Bank in Baltimore, Maryland on the date of the computation; or

                  2. Damages for each month of the unexpired portion of the Lease Term from the date of termination equal to the sum of (a) the aggregate expenses (other than Additional Rent) paid by Landlord for items which this Lease requires Tenant to pay for each applicable month; plus (b) the amount of the installment of Basic Annual Rent which would have been payable by Tenant if this Lease had not been terminated; plus (c) the monthly average of Additional Rent paid in the Lease Year (or an annualized portion if the Lease Term has been less than a total of 12 months to the date of termination) immediately preceding the default, minus the rents, if any, collected by Landlord for each such month through rerenting or through permitted subleases of the Leased Premises. The damages under this subparagraph D.2. will be due in monthly installments, in advance, on the first day of each calendar month following such termination and will continue until the originally-intended expiration of the Lease Term. Landlord's action to collect, or its collection of any damages for one month will not prejudice its rights to bring actions to collect damages for subsequent months.

         E. Mitigation. Landlord will use its reasonable efforts to mitigate its damages hereunder, provided, however, that Landlord shall have no obligation to attempt to relet the Leased Premises ahead of any other then vacant space in the Project.

     If all amounts required to be paid by Tenant under this Lease as damages and liquidated damages are actually paid to and collected by Landlord, then any rent collected by Landlord with regard to the Leased Premises from a subsequent tenant and attributable to the period for which Tenant has paid liquidated damages, up to a maximum amount equal to the amount of rental paid by Tenant as liquidated damages for such period, shall be rebated to Tenant as and when such amounts are actually collected by Landlord. Additionally, it is understood and agreed that if, following a default by Tenant or termination of this Lease, Landlord is paid in full the Basic Annual Rent otherwise payable by Tenant for the balance of the Lease Term, then there shall be no unamortized portion of Landlord's Contribution remaining; that is, in no event shall Landlord recover from Tenant damages in excess of the total amount payable by Tenant pursuant to
Section 18(d)(1) above, less the unamortized balance of Landlord's Contribution.

     An acceptance of surrender of the Leased Premises must be in writing signed by Landlord. Tenant's liability under this Lease will not be terminated by the execution of a lease with a new tenant for the Leased Premises. Landlord may bring separate actions each month to recover damages then due without waiting until the end of the Lease Term to compute the aggregate damages.

X.       LEGAL AND GENERAL PROVISIONS

     A. Assignment/Subletting. No Assignment of this Lease (as defined below) is permitted without the prior written consent of Landlord. The granting or withholding of such consent will be given solely within the discretion of Landlord. Notwithstanding the foregoing, Landlord's consent to an Assignment of the types described in clauses (1), (2) and (6) of the following paragraph shall not be unreasonably withheld, delayed or conditioned so long as the proposed assignee is creditworthy, and the proposed use (if other than for general office use) is acceptable to Landlord, in each instance as determined by Landlord in its sole, but reasonable, discretion.

     The foregoing restriction will include, but not be limited to, the following (all of which will be deemed to be an "Assignment"): (1) any assignment of this Lease or a subletting of the Leased Premises; (2) any permission to a third party to use all or part of the Leased Premises; (3) any mortgage or other encumbrance of this Lease or of the Leased Premises; (4) the appointment of a receiver or trustee of any of the Tenant's property; (5) any assignment or sale in bankruptcy or insolvency; and (6) the transfer of majority control of Tenant by any means, including operation of law, to parties other than those maintaining majority control on the date on which the last party executes this Lease.

     Although an Assignment shall include an assignment of the Lease to any successor entity as a result of merger, consolidation or sale of all, or substantially all, of the assets of Tenant (a "Transfer") or to any subsidiary, parent or affiliate corporation of Tenant (a "Related Company"), Landlord's consent thereto shall not be required provided such Related Company or the entity resulting from the Transfer shall have a creditworthiness comparable to that of Tenant as of the date hereof or otherwise reasonably acceptable to Landlord and Tenant shall have complied with all other provisions of this Paragraph X.A. with respect to such Assignment. Tenant shall give Landlord reasonable evidence that such creditworthiness test has been met, together with such other detail as Landlord may reasonably request.

     Even if Landlord consents to an Assignment, Tenant will remain primarily liable under this Lease. Also, Tenant will bear all reasonable legal costs incurred by Landlord in connection with Landlord's review of documents concerning an Assignment, whether or not Landlord consents to it. Landlord's consent to a specific Assignment does not waive Landlord's right to withhold consent to any future or additional Assignment. Tenant will give Landlord notice of its intention to make an Assignment at least thirty (30) days prior to such Assignment, which notice will contain such details as Landlord may reasonably request. If Tenant intends to Assign this Lease, Landlord may terminate this Lease by giving twenty (20) days prior written notice to Tenant after Landlord has received written notice from Tenant of an intended Assignment and the Lease shall thereupon terminate as to all obligations thereafter accruing unless Tenant elects to rescind its Assignment request before the end of such twenty
(20) day period.

     If the amount of rent and other sums received by Tenant under any Assignment is more than the Rent due from Tenant under this Lease, then Tenant will pay one-half the amount of the excess to Landlord on a monthly basis and promptly upon Tenant's receipt of such excess amounts.

     If, without Landlord's consent, this Lease is Assigned, or if the Leased Premises are occupied or used by any party other than Tenant, then all resulting expenses (including reasonable attorneys' and brokerage fees) incurred by Landlord will be immediately due and payable by Tenant upon receipt of an invoice. If Tenant defaults, Landlord may collect rent from the assignee, subtenant, occupant or user (the "Assignee") of the Leased Premises and apply it towards the Rent due under this Lease. Such collection will not be deemed an acceptance of the Assignee as tenant, will not waive or prejudice Landlord's right to initiate legal action against Tenant to enforce Tenant's fulfillment of its obligations under this Lease and will not release Tenant from such obligations.

     B. Estoppel Certificates.  At any time during the Lease Term, and after ten
(10) days' prior written notice from Landlord, Tenant will deliver to Landlord a properly executed and acknowledged document, generally known as an estoppel certificate. Tenant will certify in the estoppel certificate, among other matters, that: (1) this Lease is in full force and effect and if modified, the extent to which it is modified; (2) the dates to which the Rent and other payments have been made; (3) to the best of its knowledge, either Landlord has not breached this Lease or, if Landlord has breached this Lease, the nature of the breach; and (4) any other matter reasonably requested by Landlord or its lenders. This estoppel certificate may be relied upon by any third party. Tenant's failure to deliver such estoppel certificate within said period shall be deemed a material default by Tenant under this Lease.

     C. Subordination. Tenant accepts this Lease, and the tenancy it creates, subject and subordinate to any ground leases, security interests, mortgages, deeds of trust or other financing arrangements, and/or any extensions, modifications or amendments to them, which are or later will be a lien, or affect or will affect all or any part of the Property. Tenant agrees to execute, on request, any instruments which may be required to subordinate Tenant's interest to such financing arrangement. If applicable, Landlord agrees to use its reasonable efforts, at Tenant's cost and expense, to obtain a so-called subordination, non-disturbance and attornment agreement for Tenant's benefit in form and substance acceptable to Landlord's lender (the "SNDA"). Landlord represents that the Property is not currently subject to a mortgage or deed of trust, grounds leases, security interest,other financing arrangements.
Furthermore, so long as Tenant remains a public company with comparable financial worth to that now existing or is a private company with reasonable creditworthiness, it shall be a condition to Tenant's agreement to subordinate to any future financing that the SNDA be obtained for Tenant's benefit.

     D. Attornment. Tenant agrees, upon the termination of Landlord's interest in the Leased Premises and upon request, to attorn to the person or entity that holds title to the reversion of the Leased Premises (the "Successor") and to all subsequent Successors. Tenant also will pay to the Successor all rents and other sums required to be paid by Tenant, and perform all of the other covenants, agreements and terms required of Tenant under this Lease; provided, however, that Tenant shall not be so obligated to attorn unless, if Tenant shall so request in writing, such Successor will execute and deliver to Tenant an instrument wherein such Successor agrees (subject to such other standard terms as such Successor may require in such instrument) that so long as Tenant performs all of the terms, covenants and conditions of this Lease, on Tenant's part to be performed, Tenant's possession under the provisions of this Lease shall not be disturbed by such Successor.

         E. Landlord's Liability. In the event of any transfer of title to the Property or Building (or an assignment or sublease of either), Landlord will be entirely relieved of all covenants and obligations which arise after such transfer, provided notice of such transfer is given to Tenant and all Security Deposit then remaining is delivered to such transferee.

     Landlord at the time of this Lease's execution is a Maryland limited partnership. No partner of such partnership, as it may be constituted now or in the future, will have any personal liability to Tenant and/or to anyone claiming under, by or through Tenant, and as to Landlord, recourse shall be had only to the extent of Landlord's interest in the Building.

     F. Authority. Tenant warrants to Landlord that Tenant is a corporation organized and validly existing in good standing under the laws of the State of New York and qualified to transact business in the State of Maryland. In addition, Tenant warrants to Landlord that this Lease has been properly authorized and executed by Tenant and is binding upon Tenant in accordance with its terms. Tenant's resident agent's name and address in the State of Maryland are Darrell R. Van Deusen, 20 South Charles Street, Baltimore, Maryland 21201. Tenant agrees to notify Landlord in writing of any change with respect to its resident agent.

     G. Notices. Except as otherwise provided in this Lease, any requirement for a notice, demand or request under this Lease will be satisfied by a writing (a) hand-delivered with receipt; (b) mailed by United States registered or certified mail or Express Mail, return receipt requested, postage prepaid; or (c) sent by Federal Express or any other nationally recognized overnight courier service, and addressed: (i) if to Landlord, 401 Edgewater Place, Wakefield, MA 01880-6210, Attn: George J. Carter, with a copy to Manekin, LLC, 7061 Columbia Gateway Drive, Columbia, Maryland 21046, Attn: Director of Property Management, and with a second copy to Ann Clary Gordon, Esquire c/o Shapiro Sher Guinot & Sandler, 36 South Charles Street, Baltimore, Maryland 21201; and (ii) if to Tenant, to 50 Marcus Road, Hauppage, New York 11788 prior to the Commencement Date and thereafter at the Leased Premises, with a copy to Kressel, Rothlein, Walsh & Roth, LLC, 684 Broadway, Massapequa, New York 11758. All notices that are sent in accordance with this Paragraph X.G. will be deemed received by the other party on the earliest of the following applicable time periods: (a) five
(5) business days after being mailed in the aforesaid manner; (b) the date the return receipt is executed; or, (c) on the date delivered as documented by the overnight courier service or the hand delivery receipt. All rental payments and other charges payable by Tenant under this Lease will be delivered to the following address: c/o Manekin, LLC, 7061 Columbia Gateway Drive, Columbia, Maryland 21046, Attn: Accounting Department. Either party may designate a change of address by written notice to the other party.

     H. Severability, Enforceability. If any provision of this Lease, or its application to any person, is found invalid or unenforceable, the remainder of this Lease or its application will not be affected. Each term and provision of this Lease will be valid and enforceable to the fullest extent permitted by law. Notwithstanding any language in this Lease to the contrary, if the Lease Term does not commence on or before January 1, 2010, this Lease will automatically terminate, and neither party will have any further liability to the other.

     I. Captions. All headings contained in this Lease are for convenience only. They are not to be treated as a summary construction of the provisions to which they pertain.

     J. Recordation. If at any time, any lienholder or other party which has a right to require Landlord to do so, requires the recordation of this Lease, Tenant will execute such acknowledgements as may be necessary to effect such recordation. If Landlord requires, or is required, to record this Lease, it will pay all recording fees, transfer taxes and/or documentary stamp taxes payable in connection with the recordation. If Tenant records this Lease, it will make all such payments. Tenant will not record this Lease without Landlord's prior consent.

     K. Successors and Assigns. This Lease and all of its provisions, individually and collectively, will bind and inure to the benefit of Landlord and Tenant, and their respective heirs, distributees, executors, administrators, successors, personal and legal representatives and their permitted assigns.

     L. Commissions. Tenant represents that Tenant has dealt directly with only MANEKIN, LLC and MACKENZIE ONCOR INTERNATIONAL as brokers in connection with this Lease and that, insofar as Tenant knows, no other broker negotiated this Lease or is entitled to any commissions in connection with it. Tenant will hold harmless and indemnify Landlord from any costs incurred by Landlord arising out of any other broker's claim that such other broker has assisted Tenant with respect to this Lease.

     M. Quiet Enjoyment. Landlord covenants to Tenant that, so long as Tenant pays the Rent and performs all other obligations imposed on Tenant under this Lease, Tenant will peaceably hold and enjoy the Leased Premises throughout the Lease Term without hindrance or impairment from Landlord or those claiming through Landlord.

     N. Force Majeure. In the event that either party to this Lease is delayed, hindered or prevented, by reason of strikes, lock-outs, labor troubles, inability to produce materials, delays in transportation, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, fire or other casualties, acts of God, rain or other weather conditions or any other reason (excluding lack of funds) not reasonably within the control of the party so delayed, hindered or prevented, from performing work or doing any act required under the terms of this Lease, then performance of such act will be excused for the period of the delay, and the period of the performance of any such act will be extended for a period equal to the period of such delay. Except as otherwise specifically provided in this Lease, the occurrence of any event described in this Paragraph X.N. will not operate to excuse Tenant from prompt payments of Rent, Additional Rent or any other payments required by this Lease.

     O. Waiver of Jury Trial. Landlord and Tenant desire a prompt resolution of any litigation between them with respect to this Lease. To that end, Landlord and Tenant waive trial by jury in any action, suit, proceeding and/or counterclaim brought by either against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Leased Premises, any claim of injury or damage and/or any statutory remedy. This waiver is knowingly, intentionally and voluntarily made by Tenant. Tenant acknowledges that neither Landlord nor any person acting on behalf of Landlord has made any representations of fact to induce this waiver of trial by jury or in any way to modify or nullify its effect. Tenant further acknowledges that it has been represented (or has had the opportunity to be represented) in the signing of this Lease and the making of this waiver by independent legal counsel, selected of its own free will, and that it has had the opportunity to discuss this waiver with counsel. Tenant further acknowledges that it has read and understands the meaning and ramifications of this waiver of jury trial.

         P. Miscellaneous.

     1. As used in this Lease, and where the context requires: (a) the masculine will be deemed to include the feminine and neuter and vice-versa; and (b) the singular will be deemed to include the plural and vice-versa.

     2. This Lease is made in the State of Maryland and will be governed in all respects by the laws of the State of Maryland.

     3. Except as otherwise specifically provided in this Lease, no abatement, refund, offset, counter-claim, recoupment, diminution or any reduction of Rent or any other payments will be claimed by or allowed to Tenant, or any person claiming under Tenant (including inconvenience, discomfort, interruption of business or otherwise), because of any present or future governmental laws or ordinances, or because of any other cause or reason whatsoever.

     4. Intentionally Omitted.

     5. All plats, exhibits, riders or other attachments to this Lease are a part of this Lease and are incorporated by reference into this Lease.

     6. THIS LEASE CONTAINS THE ENTIRE AGREEMENT BETWEEN LANDLORD AND TENANT REGARDING THE SUBJECT MATTER OF THIS LEASE. THERE ARE NO PROMISES, AGREEMENTS, CONDITIONS, UNDERTAKINGS, WARRANTIES OR REPRESENTATIONS, ORAL OR WRITTEN, EXPRESS OR IMPLIED, BETWEEN THEM, RELATING TO THIS SUBJECT MATTER, OTHER THAN AS SET FORTH IN THIS LEASE. THIS LEASE IS INTENDED BY LANDLORD AND TENANT TO BE AN INTEGRATION OF ALL PRIOR OR CONTEMPORANEOUS PROMISES, AGREEMENTS, CONDITIONS, NEGOTIATIONS AND UNDERTAKINGS BETWEEN THEM. THIS LEASE MAY NOT BE MODIFIED ORALLY OR IN ANY MANNER OTHER THAN BY AN AGREEMENT IN WRITING SIGNED BY LANDLORD AND TENANT OR THEIR RESPECTIVE SUCCESSORS IN INTEREST. THIS LEASE MAY BE EXECUTED IN COUNTERPARTS, EACH OF WHICH WILL BE AN ORIGINAL, BUT ALL OF WHICH WILL CONSTITUTE ONE AND THE SAME LEASE.

     7. Two (2) riders are attached to this Lease and made a part of it.

     Q. Financial Statements. If Landlord desires to finance, refinance, or sell the Building, the Property or any part thereof, Tenant and all guarantors shall deliver to any potential lender or purchaser designated by Landlord such financial statements of Tenant and such guarantors as may be reasonably required by such lender or purchaser, including but not limited to Tenant's financial statements for the past three (3) years. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purpose herein set forth.

         IN WITNESS WHEREOF, Landlord and Tenant have respectively signed this Lease Agreement under seal as of the date first above written.

WITNESS/ATTEST:            FSP GATEWAY CROSSING LIMITED
                             PARTNERSHIP

                           By:   FSP Holdings LLC, a Delaware limited liability
                                      company, General Partner


_________________________   By:_______________________(SEAL)
                            Name:_____________________
                            Title:____________________

                                                                 LANDLORD


                            MANCHESTER TECHNOLOGIES, INC.


_________________________  By:_________________________(SEAL)
                           Name:____________________________
                           Title:___________________________

                                                                TENANT


COMMONWEALTH OF MASSACHUSETTS
CITY/COUNTY OF ______________________,      TO WIT:

     I HEREBY CERTIFY that on this 1st day of May, 2003, before me, the subscriber, a notary public of the jurisdiction aforesaid, personally appeared ______________, the _____________ of FSP Holdings LLC, a Delaware limited liability company, which limited liability company is the general partner of FSP GATEWAY CROSSING LIMITED PARTNERSHIP, Landlord, and s/he acknowledged the foregoing Lease Agreement to be the act and deed of such limited partnership.

                                    --------------------------------------------
Notary Public
                  My Commission Expires:_______________________


STATE OF _________________________  )
                                                              ) TO WIT:
COUNTY OF ________________________  )

     I HEREBY CERTIFY that on this 15th day of April, 2003, before me, the subscriber, a Notary Public of the State of __________________, City/County of , personally appeared ____________________, the President of MANCHESTER TECHNOLOGIES, INC., Tenant, and [she] [he] acknowledged the foregoing Lease Agreement to be the act and deed of such corporation.

         WITNESS my hand and Notarial Seal.


                                    --------------------------------------------
                                   Notary Public
                  My Commission Expires:_______________________

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                                    EXHIBIT A

                         Description of Leased Premises

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                                    EXHIBIT B

                            Plans and Specifications

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                                    EXHIBIT C

                                  Charge Sheet

                                    EXHIBIT D

                          LEASE COMMENCEMENT AGREEMENT


THIS LEASE COMMENCEMENT AGREEMENT, made this __ day of _________, 200_, by and between FSP GATEWAY CROSSING LIMITED PARTNERSHIP ("Landlord") and MANCHESTER TECHNOLOGIES, INC. ("Tenant").

WITNESSETH:

WHEREAS, Landlord and Tenant have entered into that certain Lease Agreement dated __________, 200_, (the "Lease") for a portion of the premises located at 7130 Columbia Gateway Drive, Columbia, Maryland (the "Leased Premises"); and

WHEREAS, Landlord and Tenant wish to set forth their agreements as to the term of the Lease, as well as certain other matters, all as more particularly set forth below.

NOW, THEREFORE, in consideration of the Leased Premises as described in the Lease and the covenants set forth therein, Landlord and Tenant agree as follows:

         1. Tenant hereby accepts the Leased Premises as being in the condition required under the Leased.

         2. The "Commencement Date" for all purposes of the Lease is ____________, 200_.

         3. The initial Lease Term shall expire on _________________, 200_.

         4. A Security Deposit was received from Tenant by Landlord in the amount of $___________.

         5. [OTHER PROVISIONS, if any]

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                                    EXHIBIT E

                              Rules and Regulations

     1.  The  delivery,   shipping,  loading  and  unloading  of  goods,  wares,
merchandise, equipment, supplies, fixtures and all other items to and from the Leased Premises will be subject to the rules and regulations Landlord may promulgate from time to time with respect to deliveries and shipments.

     2. All garbage and refuse will be kept in the kind of container specified by Landlord, and will be placed outside of the Building for collection in the manner, in such containers and at the times and places reasonably specified by Landlord. Tenant will not burn any trash or garbage of any kind in or around the Leased Premises.

     3. Tenant will prevent sounds emanating from the Leased Premises from being heard outside the Leased Premises or otherwise unreasonably disturbing or annoying other tenants.

     4. The plumbing facilities will not be used for any purpose other than that for which they are constructed. No foreign substance of any kind will be thrown into the plumbing facilities. The expense of any breakage, stoppage or damage resulting from a violation of this provision by Tenant or any of its servants, agents, invitees, employees and/or licensees will be borne solely by Tenant.

     5. Tenant will not place a load upon the floor of the Leased Premises exceeding the floor load per square foot area which the floor of the Leased Premises has been designed to carry.

     6. Tenant will not permit anyone to lodge, sleep or cook in the Leased Premises. Tenant is responsible for all persons whom it invites and/or admits to the Leased Premises and will be liable to Landlord for all acts of such persons.

     7. Landlord reserves to itself all rights not granted to Tenant under this Lease, including, but not limited to, the following: (a) the right to install and maintain signs on the exterior of the Building; (b) the exclusive right to use or dispose of the use of the roof of the Building; and (c) the right to grant to anyone the right to conduct any particular business or undertaking in the Building.

     8. Tenant will not attach or place awnings, antennas or other projections to the outside walls or any exterior portion of the Building, without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Leased Premises, which are visible from the exterior of the Building, without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

     9. Tenant will not pile or place or permit to be placed any goods on the sidewalks or parking lots in the front, rear or sides of the Building or in a place in any manner so as to block said sidewalks, parking lots and loading areas and/or not to do anything that directly or indirectly will take away any of the rights of ingress or egress or of light from any other tenant of Landlord in the Project.

     10. Tenant, Tenant's servants, agents, invitees, employees and/or licensees shall not park on, store on, or otherwise utilize any parking or loading areas on the Real Property, except as may be designated by Landlord from time to time and then only in the parking places designated by Landlord for such parking and in accordance with such rules and regulations as Landlord may from time to time promulgate with respect thereto.

     11. No animals of any kind (other than an animal assisting a person with a disability) shall be brought into or kept in or about the Project.

     12. Tenant covenants and agrees that it shall not inscribe, affix, or otherwise display signs, advertisements or notices in, on, upon or behind any windows or on any door, partition or other part of the interior or exterior of the Building without the prior written consent of Landlord. If such consent be given by Landlord, any such sign, advertisement, or notice shall be inscribed, painted or affixed by Landlord, or a company approved by Landlord, but the cost of the same shall be charged to and be paid by Tenant, and Tenant agrees to pay the same promptly, on demand.

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                                   Rider No. 1

                             Rider to Paragraph I.A.
                             -----------------------

                             Right of First Refusal
                             ----------------------

     Tenant shall have the right of first refusal (the "First Refusal Right") to lease the approximately eight thousand seven hundred eighty-one (8,781) square feet of space (the "Expansion Space") contiguous to the Leased Premises on the terms and at a Basic Annual Rent equal to the price per square foot as is sought to be leased on terms acceptable to Landlord by a bona fide prospective tenant of the Expansion Space (the "Offer"). The First Refusal Right shall not be applicable to the exercise by another tenant of the Project of its rights of renewal or expansion.

     Said rent shall be payable in equal monthly installments (and fractions thereof), at the times and subject to the terms and conditions as provided with respect to, and in addition to, the monthly installments of the Basic Annual Rent as set forth in Paragraph III.B. of this Lease.

     Tenant's exercise of its First Refusal Right shall be effective only upon written notification (the "Notice") by Tenant to Landlord thereof. Such notification must be given to Landlord before the close of business on the fifth
(5th) full business day after Tenant's receipt of Landlord's written notification to Tenant of the Offer. Time is of the essence with respect to Tenant's exercise of its rights under this Rider, and Tenant acknowledges that Landlord requires strict adherence to the requirement that the Notice be timely made and in writing.

     In the event Tenant fails to so notify Landlord within said five (5) business day period, Landlord shall be free to accept the Offer and Tenant shall have no further rights hereunder.

     This First Refusal Right is personal to Tenant and shall not be separated from the Lease or transferred by Tenant independently of the leasehold interest without the prior written consent of Landlord, which consent of Landlord will be given solely within the discretion of Landlord.

     Notwithstanding any other provision hereof, the following provisions shall apply to the First Refusal Right and to Tenant's lease, if any, of the Expansion
Space:

     (i) Tenant shall not be entitled to exercise the rights accorded to Tenant in the first paragraph, unless at the date of such exercise or at the date on which Tenant's lease of the Expansion Space becomes effective, Tenant is in possession of the Leased Premises and Tenant is not in default in the payment of any sums due hereunder or any other obligation imposed upon Tenant by the Lease;

     (ii) Tenant shall have the right to lease and occupy the Expansion Space commencing on the date set forth in the Offer (the "Expansion Space Commencement Date"), and terminating on the later of (a) the date set forth in the Offer, or
(b) the expiration of the Lease Term under this Lease, on such other terms, conditions, and provisions as are set forth in the Offer;

     (iii) The Expansion Space shall be delivered to Tenant in "As Is" condition unless otherwise stated in the Offer; and

     (iv) Except as otherwise expressly provided in this Rider or in the Offer, all of the covenants, terms, conditions and agreements set forth in this Lease shall apply to the Expansion Space.

     (v) The Lease shall be amended, as may be appropriate, to reflect the leasing of the Expansion Space.

     (vi) This First Refusal Right shall be subordinate to any previously granted rights of any tenant in the Project, including, without limitation, renewal rights, expansion rights, rights of refusal and rights of offer.

c:\my documents\vtl\10k\baltimore lease 2003.doc;43213.034;v
Last Saved: 5/14/2003 5:16 PM
                                   RIDER NO. 2

                         Rider to Paragraph II.A. (Term)
                         -------------------------------


     Provided (i) this Lease is then in full force and effect, (ii) Tenant is not in default respecting any provision or condition of this Lease either on the date Tenant elects to renew or on the date the renewal term commences, and,
(iii) Tenant has not failed more than two times during the original term of this Lease to make any payments called for by this Lease on the date such payment is due, then Tenant shall have the right to renew this Lease for one (1) renewal term of three (3) years immediately following the expiration of the original term on the same terms, conditions, and provisions as are set forth in this Lease with the same force and effect as though this Lease had originally provided for an eight and one half (8 1/2) year term save that:

     (i) there shall be no further right of renewal, after the renewal term, and

     (ii) beginning with and as of the first day of the renewal term and continuing throughout the renewal term, the Basic Annual Rent payable with respect to the Leased Premises shall be adjusted to reflect the prevailing rental rate for comparable office space within a two mile radius of the Building as of the commencement of the renewal term, as determined by Landlord, but in no event shall the Basic Annual Rent during the renewal term be less than the Basic Annual Rent due during the last year of the original term of this Lease; and

     (iii) Landlord shall contribute an amount not to exceed Three Dollars ($3.00) per square foot of the Leased Premises toward the costs of Tenant's refurbishing the Leased Premises in accordance with plans and specifications therefor to be prepared by Tenant and submitted to Landlord for its approval. Such refurbishment shall occur within the first six months of the renewal term.

     Tenant shall be deemed to have waived the right to exercise this renewal option unless not less than six (6) months prior to the date of termination of the original term Tenant shall have notified Landlord in writing of Tenant's election to renew (the "Renewal Notice"). Time is of the essence with respect to Tenant's exercise of its rights under this Rider and Tenant acknowledges that Landlord requires strict adherence to the requirement that the Renewal Notice be timely made and in writing.

     Landlord shall give Tenant written notice of its good faith determination of the prevailing rental rate approximately seven (7) months prior to the last day of the original term of this Lease.

                           TRIPLE NET LEASE AGREEMENT
                                       FOR
                          MANCHESTER TECHNOLOGIES, INC.


                                TABLE OF CONTENTS

Paragraph                                                               Page No.

I. LEASED
PREMISES.....................................................................1

         A. Location of Leased
         Premises............................................................1
         B. Construction of the Leased
         Premises............................................................1

II. LEASE
TERM.........................................................................1

         A.       Lease Term.................................................1
         B.       Possession.................................................2
         C.       Lease Year.................................................2
         D.       Acceptance of Leased Premises..............................2
         E.       Landlord's Warranty........................................3

III. RENT AND FINANCIAL
MATTERS......................................................................3

         A. Security Deposit and Advance Rent................................3
         B. Rental Payments..................................................4
         C. Rent Adjustments.................................................5
                  1.       Definitions.......................................5
                  2.       Rent Adjustment...................................6
                  3.       Tax Adjustment....................................7
                  4.       Summary of Payments...............................7
                  5.       Utilities.........................................8

IV. CONDITIONS OF TENANT'S OCCUPANCY AND POSSESSION..........................8

         A.       Use Restrictions and Rules........................... .... 8
         B.       Improvements by Tenant.....................................8
         C.       Maintenance................................................9
         D.       Conduct on Leased Premises................................10
         E.       Insurance.................................................10
         F.       Liens.....................................................11
         G.       Environmental Assurances..................................11
                  1.       Covenants........................................11
                  2.       Tenant's Indemnification.........................11
                  3.       Landlord's Indemnification.......................12
                  4.       Definitions......................................12

V. LANDLORD'S RIGHTS AND RESPONSIBILITIES...................................12

         A.       Access....................................................12
         B.       Building Repairs..........................................12
         C.       Performance of Tenant's Responsibilities by Landlord......13
         D.       Loss, Damage, Injury......................................13
         E.       Mutual Indemnity..........................................13

VI. DAMAGE AND DESTRUCTION..................................................13


VII. CONDEMNATION...........................................................14


VIII. HOLDING OVER..........................................................15


IX. DEFAULT.................................................................15

         A.       Events of Default.........................................15
         B.       Effect of Default.........................................16

         C.       Termination of Lease and Possession of Leased Premises....16
         D.       Damages...................................................16

X. LEGAL AND GENERAL PROVISIONS.............................................17

         A.       Assignment/Subletting.....................................17
         B.       Estoppel Certificates.....................................18
         C.       Subordination.............................................19
         D.       Attornment................................................19
         E.       Landlord's Liability......................................19
         F.       Authority.................................................20
         G.       Notices...................................................20
         H.       Severability, Enforceability..............................20
         I.       Captions..................................................20
         J.       Recordation...............................................20
         K.       Successors and Assigns....................................21
         L.       Commissions...............................................21
         M.       Quiet Enjoyment...........................................21
         N.       Force Majeure.............................................21
         O.       Waiver of Jury Trial......................................21
         P.       Miscellaneous.............................................22
         Q.       Financial Statements......................................22

Exhibit A - Description of Leased Premises
Exhibit B - Plans and Specifications
Exhibit C - Charge Sheet
Exhibit D - Lease Commencement Agreement
Exhibit E - Rules and Regulations

Rider No. 1 - Right of First Refusal
Rider No. 2 - Option to Renew


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